SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  July 1, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                         Ameritrans Capital Corporation
             (Exact name of Registrant as specified in its charter)

           Delaware                 333-63951                     52-2102424
(State or other jurisdiction of    (Commission                 (I.R.S. Employee
incorporation or organization)      File No.)                    I.D. Number)


       747 Third Avenue, 4th Floor
           New York, New York                                        10017
(Address of principal executive offices)                           (Zip Code)

                                 (800) 214-1047
              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous Independent Accountants.

(i) Effective June 26, 2003, Ameritrans Capital Corporation ("Ameritrans" or the "Registrant") dismissed Marcum & Kliegman, LLP ("M&K") as the principal accountants to audit Ameritrans' financial statements.

(ii) The reports of M&K on the financial statements of Ameritrans for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii) The decision to dismiss M&K was recommended and approved by Ameritrans' Audit Committee.

(iv) In connection with its audits for the two most recent fiscal years through June 30, 2002, there have been no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&K would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years through June 30, 2002, Ameritrans has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant requested M&K to furnish a letter addressed to the Securities and Exchange Commission stating whether or not M&K agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of this letter, dated July 1, 2003, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Accountants.

(i) Effective June 30, 2003, Ameritrans engaged the accounting firm of Rosen Seymour Shapss Martin & Company LLP ("RSSM") as Ameritrans' new independent accountants to audit Ameritrans' financial statements for the fiscal year ending June 30, 2003.

(ii) Ameritrans has not consulted with RSSM during the last two years or subsequent interim period on either the application of accounting principles or type of opinion RSSM might issue on the Registrant's financial statements.

Item 7. Financial Statements and Exhibits

      c.    Exhibits

            16.1 Letter from Marcum & Kliegman, LLP, dated July 1, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                        AMERITRANS CAPITAL CORPORATION

                                        By:  /s/ Gary Granoff
                                             ----------------------
                                             Name:  Gary Granoff
                                             Title: President

Dated: July 1, 2003

Exhibit Index

Exhibit
Number                  Description
------                  -----------
16.1                    Letter from Marcum & Kliegman, LLP, dated July 1, 2003.


                                       -3-